Exhibit 10.11

                     SECOND AMENDMENT TO
               ENRON CORP. 1992 DEFERRAL PLAN


       WHEREAS, Enron Corp. (the "Company") has heretofore adopted the Enron Corp. 1992 Deferral Plan (the "Plan"); and

       WHEREAS, the Board of Directors of the Company has determined and authorized that the Plan be amended to provide for a new investment election by Participants, and to provide for the adoption of a trust, the assets of which will be used to make or reimburse the Company for payments under the Plan;

       NOW, THEREFORE, the Plan is amended as follows:

       1.  The following new Article XII is added to the
Plan:

                        "ARTICLE XII
                SPECIAL INVESTMENT ELECTIONS

     12.1 One Time, Irrevocable Election. Notwithstanding any other provision of the Plan to the contrary, by giving written notice to be received by the Committee prior to December 31, 1995, on a form acceptable to the Committee, a Participant may make a one time irrevocable election, effective January 1, 1996 to have the Participant's Deferred Benefit Account become subject to the provisions of this
Article XII.

     12.2 Investment Choice. A Participant may choose to have the balance of the Participant's Deferred Benefit
Account treated as having been invested in a Flexible
Deferral Account ("FDA").  A Participant's Deferred Benefit
Account subject to this FDA will be treated as if it had been directed by the Participant into various investment choices, as determined by the Committee. Allocation of investment choices within the FDA shall be made in increments of not less than 25% of a Participant's account balance. Participants may choose investments once each year.

     12.3 Earnings. A Participant's Deferred Benefit Account shall include earnings thereon accrued pursuant to a Participant's election under this Article XII, as a liability of the Company to the Participant. The Deferred Benefit Account and FDA shall be utilized solely as a device for the measurement and determination of the amount to be paid to the Participant pursuant to this Plan. Under the FDA, Participants will be asked to select investment funds for their account balances, and returns on Deferred Benefit Accounts will be based upon the performance of the Participant's investment choices, less an administrative fee to be determined by the Company. Investment options will include different levels of risk and return such as growth, balanced asset and bond funds, fixed interest accounts, etc.

     12.4 Amount of Benefit Payments. Pursuant to a Participant's election under this Article XII, the following provisions supersede all other provisions of the Plan with respect to benefit payments from the Deferred Benefit Account. Payment of the account balance, as of the beginning of the payout period, will be made in equal monthly amounts determined by dividing the account balance by the payout period selected by the Participant in the Participation Agreement. Earnings/losses will be applied to the Deferred Benefit Account during the payout period, based upon the investment choices made by the Participant or his survivors. Earnings in a calendar year on the declining account balance will be paid annually in the January payment for the next calendar year period. Losses on the declining account balance will be deducted from the last of the scheduled payments for the remaining account balance and will shorten the payout period. Payments will continue until the account balance reaches zero or the elected number of payments have been made, whichever occurs first."

     2.  The following new Article XIII is added to the
Plan:

                        "ARTICLE XIII
                 DEFERRED COMPENSATION TRUST

     13.1 Establishment of Trust. Notwithstanding any other provision or interpretation of this Plan, the Company shall establish or adopt a trust, which may fund obligations of other plans or arrangements of deferred compensation adopted or established by the Company, in which to hold cash, insurance policies or other assets to be used to make or reimburse the Company for payments to the Participants of the benefits under this Plan, provided, however, that the trust assets shall at all times remain subject to the claims of general creditors of the Company in the event of the Company's insolvency.

     13.2 Trust Document. Participants shall be notified when the trust is established and a copy of the trust document will be made available to them on request.

     13.3 Liability. The Company and not the trust shall be liable for paying the benefits set forth in Section VIII. However, after its payment of benefits pursuant to this Plan, the Company may be reimbursed by the trust for the after-tax cost of the benefit payment, upon proof of payment and request for reimbursement.

     13.4 Payment of Benefits. Any payment of benefits made by the trust shall satisfy the Company's obligation to make such payment to the affected Participant."

     AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Date:  October 10, 1995            ENRON CORP..


                              By:  PHILIP J. BAZELIDES
                              Title: Philip J. Bazelides
                                 Vice President, Corporate
                                    Human Resources
                                     Enron Corp.

ATTEST:

PEGGY B. MENCHACA
Title: Vice President & Secretary